UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2012

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 25, 2012, William W. Crouse has voluntarily resigned from his position as a director of ULURU Inc. (the “Company”) as he has reached the Company’s mandatory retirement age.  Mr. Crouse has served on the Company’s Board since March 2006.  Mr. Crouse does not have any disputes or disagreements with the Company with regard to any of the Company’s policies, operations, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: April 26, 2012	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer